Exhibit 99.1

NEWS RELEASE

Date:	August 22, 2007
FOR IMMEDIATE RELEASE

Contact:	Cheryl Moll
XETA Technologies
(918) 664-8200

XETA TECHNOLOGIES REPORTS

THIRD QUARTER RESULTS

Broken Arrow, OK - XETA Technologies (NASDAQ: XETA) today announced third quarter earnings of $377,000 or $0.04 per share diluted on revenues of $18.2 million for the period ended July 31, 2007.  This compares to earnings of $286,000 or $0.03 per share diluted on revenues of $15.7 million for the quarter ended July 31, 2006.

For the nine months ended July 31, 2007, the Company reported earnings of $755,000 or $0.07 per share diluted on revenues of $50.9 million compared to net income of $202,000 or $0.02 per share diluted on revenues of $43.2 million for the same period ended July 31, 2006.

“Our third quarter results reflect continued successful execution on our strategies to focus on our three major lines of business — Nortel, Avaya, and Managed Services,” stated Greg Forrest, XETA President and CEO.  “Our revenues of $18.2 million were the highest in 24 quarters.  This success, plus year-to-date revenues of $50.9 million, exceeds our goal to increase top-line revenues by at least 15% per year.  We are particularly pleased with the 22% increase in our Managed Services business, our sixth straight quarter of sequential growth.  This increase included a 49% increase in the commercial sector of that business.  All three of our primary commercial services revenue streams enjoyed strong growth during the quarter.  Most importantly, our wholesale service offering added significant new recurring revenues, driving a 60% increase in total commercial recurring revenues for the third quarter compared to last year.”

“Growth in our systems sales was 11% for the third quarter and year-to-date period compared to the same periods last year.  We believe this success reflects our focus on aligning our sales efforts with our major manufacturers as well as the acquisition of new accounts and deeper penetration of existing accounts, particularly in the Nortel line of business.”

Forrest continued, “For the third quarter ended July 31, 2007 gross margins were 25% compared to 27% for the third quarter of last year.  Our gross margins earned on Managed Services were 31% for the third quarter compared to 34% for the same period last year.  This is the second consecutive quarter that Managed Services margins have come in above our 30% gross profit threshold, which is a key financial metric we have established to measure our progress toward improving overall profitability.  The gross margins earned on systems sales of 23% are at the low end of our targeted range for these revenues and reflect strategic decisions to capture important local market share near our headquarters base.”

“Another key success of the quarter was the emergence of leverage in our operating expenses.  For the quarter ended July 31, 2007, our operating expenses were 21% of total revenues compared to 23% for the same quarter last year.  While it remains too early to declare a positive trend in this area, we believe that we are beginning to see a positive impact of our balanced investments in sales and administrative expenses and we continue to work toward meeting our goal of driving operating expenses to be consistently less than 20% of revenues over the next three to five years.”

“Entering into the final quarter of our 2007 fiscal year, we remain very confident in the continued momentum of our rapidly growing Managed Services business and we remain on track to deliver earnings growth of greater than 50% for the year.  Additionally, historical trends would indicate strong fourth quarter systems sales; however, they remain unpredictable and as such year-over-year earnings growth is not assured.  We are setting earnings expectations for the fourth quarter at $0.04 to $0.07 per diluted share and adjusting our annual guidance accordingly to $0.11 to $0.14 per diluted share.  The upper end of our guidance is impacted by significant systems opportunities currently in our sales funnel; the certainty, timing, size, and shipping schedule of such are in flux.  Therefore, the potential impact of these opportunities on fourth quarter results is not clearly visible at the present time.”

The Company will host a conference call and webcast to discuss these results at 10:00 a.m. Central Time on Thursday, August 23, 2007.  Interested parties may access the conference call via telephone by dialing 877-407-8033.  The call is being webcast by Vcall and can be accessed at XETA’s website www.xeta.com (Investor Conference Calls in the Investor Relations section) or through Vcall’s www.InvestorCalendar.com.   A replay of the conference call will be available until midnight on August 30, 2007 by dialing 877-660-6853 and entering conference ID# 252628.  The webcast will be archived and available for replay through November 24, 2007 at XETA’s website www.xeta.com (Investor Conference Calls in the Investor Relations section) or through Vcall’s www.InvestorCalendar.com.

Condensed Consolidated Statements of Income		Three Months Ended		Nine Months Ended
		July 31,		July 31,
		2007	2006	2007	2006

Sales	Services	$9,463	$7,778	$27,033	$21,445
	Systems	8,657	7,791	23,446	21,049
	Other	128	91	509	743
	Total	18,248	15,660	50,988	43,237

Cost of Sales	Services	6,557	5,121	19,021	15,414
	Systems	6,685	6,155	17,920	15,997
	Other	477	225	1,367	1,354
	Total	13,719	11,501	38,308	32,765

Gross Profit		4,529	4,159	12,680	10,472

Gross Profit Margin		25%	27%	25%	24%

Operating Expense
Selling, general and administrative		3,705	3,575	10,946	9,717
Amortization		183	103	471	307
Total operating expenses		3,888	3,678	11,417	10,024

Income from Operations		641	481	1,263	448

Interest expense		(28)	(25)	(39)	(123)
Interest and other income		8	14	35	33
Total Interest and Other Expense		(20)	(11)	(4)	(90)

Income before provision for income taxes		621	470	1,259	358
Provision for income taxes		244	184	504	156
Net Income After Tax		$377	$286	$755	$202

Basic Earnings Per Share		$0.04	$0.03	$0.07	$0.02
Diluted Earnings Per Share		$0.04	$0.03	$0.07	$0.02
Wt. Avg. Common Shares Outstanding		10,215	10,215	10,215	10,181
Wt. Avg. Common Equivalent Shares		10,215	10,215	10,215	10,209

(The information is unaudited and is presented in thousands except percentages and per-share data.)

Consolidated Balance Sheet Highlights

			July 31, 2007	October 31, 2006
Assets	Current	Cash	$55	$174
		Receivables (net)	14,597	12,246
		Inventories (net)	4,289	4,943
		Other	2,125	1,362
		Subtotal	21,066	18,725

	Non-Current	PPE (net)	10,498	10,485
		Goodwill & Intangibles	26,492	26,563
		Other	163	140
		Subtotal	37,153	37,188

	Total Assets		$58,219	$55,913

Liabilities	Current	Revolving Line of Credit	$2,476	$3,119
		Accounts Payable	4,155	4,326
		Accrued Liabilities	4,005	2,994
		Unearned Revenue	2,667	1,803
		Notes Payable	171	172
		Subtotal	13,474	12,414

	Non-Current	Long Term Debt	1,398	1,526
		Noncurrent deferred tax liability	4,292	3,572
		Other	336	516
		Subtotal	6,026	5,614

	Total Liabilities		$19,500	$18,028

Equity			$38,719	$37,885

(The information is unaudited and is presented in thousands.)

Reconciliation of EBITDA to Net Income	Quarter Ended July 31st		Nine Months Ended July 31st
	2007	2006	2007	2006

Net income	$377	$286	$755	$202
Interest	28	25	38	123
Provision for income taxes	244	184	504	156
Depreciation	140	127	394	380
Amortization	184	103	471	307
EBITDA(*)	$973	$725	$2,162	$1,168

(The information is presented in thousands.)

# # #

About XETA Technologies

XETA Technologies is a leading provider of enterprise-class communications solutions, installation and Services in the emerging, highly technical world of converged communications solutions for voice and data applications.   XETA has sales and service locations nationwide.  XETA is one of the largest providers of Avaya voice and data communication solutions and has recently added the Nortel voice and data product line.  XETA markets a line of proprietary call accounting systems to the hospitality industry and has long been recognized as the leading provider of call accounting solutions to that industry.  More information about XETA (NASDAQ:  XETA) is available at www.xeta.com.

(*) The Company uses EBITDA (earnings before net interest, income taxes, depreciation and amortization) as part of its overall assessment and comparison of financial performance between accounting periods.  XETA believes that EBITDA is often used by the financial community as a method of measuring the Company’s performance and of evaluating the market value of companies considered to be in similar businesses.  EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States (“GAAP”).  A reconciliation of EBITDA to net income is provided above.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our possible or assumed future results of operations, as well as earnings expectations for the fourth quarter and the fiscal year.   These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to: continued market acceptance of Avaya and Nortel products and the strength and reliability of these suppliers;  the Company’s ability to maintain and improve upon current gross profit margins; maintaining and leveraging the Company’s operating expenses; the Company’s ability to acquire and retain the technical competencies needed to implement new advanced communications technologies; intense competition and industry consolidation; dependence upon a single customer for the recent growth in the Company’s Managed Services offering; the availability and retention of sales professionals and certified technician; and capital spending trends in the Company’s markets.  Additional factors that could affect actual results are described in Item 1.A  entitled “Risk Factors” contained in Part I of the Company’s Form 10-K for its fiscal Year ended October 31, 2006, as updated in its subsequently filed Form 10-Qs for its fiscal quarters during fiscal 2007.